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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 6 to the Registration Statement (Form S-3 No. 333-6397) and related Prospectus of Urohealth Systems, Inc. for the registration of 8,728,020 shares of its common stock and to the incorporation by reference therein of our report dated February 5, 1997 with respect to the financial statements of X-Cardia Corporation included in the Urohealth Systems, Inc. Registration Statement on Form S-4 (No. 333-26503), filed with the Securities and Exchange Commission.


                                          /s/      ERNST & YOUNG LLP

Palo Alto, California

September 9, 1997